                                                                    EXHIBIT 99.2


UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2002
U.S. dollars in thousands

                                                                                                             PRO FORMA
                                                                                           PRO FORMA          COMBINED
                                                       LIL MARC           INKSURE         ADJUSTMENTS         BALANCE
                                                      -----------        ----------       -----------        ----------

ASSETS:

Current Assets:
Cash and cash equivalents                                     171               699                                870
Short-term deposits                                                           4,018                              4,018
Trade receivable                                                                801                                801
Other accounts receivable and prepaid expenses                                  115                                115
Inventories                                                                      53                                 53
                                                         ---------     -------------                        -----------

Total Current Assets                                          171             5,686                              5,857
                                                         ---------     -------------                        -----------

Severance Pay Fund                                                               72                                 72
                                                         ---------     -------------                        -----------

Property and Equipment, Net                                                     358                                358
                                                         ---------     -------------                        -----------

Other Assets, Net                                                               436                                436
                                                         ---------     -------------                        -----------

Total Assets                                                  171             6,552                              6,723
                                                         =========     =============                        ===========


LIABILITIES AND SHAREHOLDERS' DEFICIENCY:

Current Liabilities:
Trade payable                                                  -4              -189                               -193
Employees and payroll liabilities                                              -105                               -105
Accrued expenses and other liabilities                                         -349                               -349
                                                         ---------     -------------                        -----------

Total Current Liabilities                                      -4              -643                               -647
                                                         ---------     -------------                        -----------

Accrued Severance pay                                                           -78                                -78
                                                         ---------     -------------                        -----------


Shareholders' Deficiency:
Share capital:
Ordinary shares of $ 0.01 par value -
Authorized:45,000,000 shares
Issued and outstanding: 11,982,166 shares                     -27              -105       12                      -120
Additional paid-in capital                                   -288            -9,660      136                    -9,812
Deferred stock compensation                                                      61                                 61
Accumulated other comprehensive income                                         -118                               -118
Accumulated deficit                                           148             3,991                148           3,991
                                                         ---------     -------------                        -----------

Total Shareholders Equity (Deficiency)                       -167            -5,831                             -5,998
                                                         ---------     -------------                        -----------

Total Liabilities and Shareholders'
  Equity (Deficiency)                                        -171            -6,552                             -6,723
                                                         =========     =============   =================    ===========
                                                                                         148       148


The accumulated deficit in the consolidated financial statements immediately after the merger will be the accounts of Inksure at that date. The accumulated deficit of Lil Marc at the date of the merger will be eliminated.
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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
AS OF September 30, 2002

                                                                                                             PRO FORMA
                                                                                                              COMBINED
                                                                                           PRO FORMA        STATEMENTS OF
                                                       LIL MARC           INKSURE         ADJUSTMENTS        OPERATIONS
                                                      -----------        ----------        ----------        ----------
Revenues                                                                 $    2,687                          $    2,687
                                                      -----------        ----------                          ----------
Cost of revenues                                                                392                                 392
                                                      -----------        ----------                          ----------

Gross profit                                                                  2,295                               2,295
                                                      -----------        ----------                          ----------

Operating expenses:
Research and development                                                        565                                 565
Selling and marketing                                                          1321                               1,321
General and administrative                                     59               277                                 336
                                                      -----------        ----------                          ----------

Total operating expenses                                       59             2,163                               2,222
                                                      -----------        ----------                          ----------
Operating Income( loss)                                       -59               132                                  73
Financial Income(expenses), net                                 3                -4                                  -1
                                                      -----------        ----------                          ----------

Net Income(loss)                                             $-56        $      136                          $       80
                                                      ===========        ==========                          ==========

Basic and Diluted net earnings(loss) per share             $-0.02              0.02                                0.01
                                                      -----------        ----------                          ----------

Weighted average number of shares used
to compute basic net earnings(loss) per share           2,668,666         6,737,499        1,227,586 *        8,178,579
                                                      -----------        ----------                          ----------

Weighted average number of shares used
to compute diluted net earnings(loss) per share         2,668,666         6,902,031        1,227,586 *        8,343,111
                                                      -----------        ----------                          ----------

*Upon the merger, the current shareholders of Lil Marc will receive a total of 1,441,080 shares